    As filed with the Securities and Exchange Commission on January 12, 2000
                                                      Registration No. 333-92471
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ---------------
                            POST-EFFECTIVE AMENDMENT
                                    NO. 1 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               ---------------
                         MEDICAL ADVISORY SYSTEMS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                    Delaware                                                         52-1233960
(State or Other Jurisdiction of Incorporation or Organization)           (I.R.S. Employer Identification No.)

     8050 Southern Maryland Boulevard, Owings, Maryland                                 20736
           (Address of Principal Executive Offices)                                   (Zip Code)

                               ---------------

                         MEDICAL ADVISORY SYSTEMS, INC.
                              AMENDED AND RESTATED
                    EMPLOYEE AND DIRECTOR STOCK OPTION PLAN
                            (Full Title of the Plan)
                               ---------------
                               Ronald W. Pickett
                                   President
                        8050 Southern Maryland Boulevard
                             Owings, Maryland 20736
                    (Name and Address of Agent for Service)
                                 (301) 855-8070
         (Telephone Number, Including Area Code, of Agent for Service)
                               ---------------
                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------
                   Title of             Amount              Proposed                Proposed              Amount of
                 Securities To           To Be          Maximum Offering       Maximum Aggregate       Registration Fee
                 Be Registered        Registered         Price Per Share         Offering Price
---------------------------------------------------------------------------------------------------------------------------
                 Common Stock,          650,000      $12.00(1)               $3,522,000             $929.81(2)
               $0.005 par value
---------------------------------------------------------------------------------------------------------------------------

 (1) Estimated in accordance with Rule 457 solely for the purpose of determining the registration fee. The fee with respect to 372,000 shares is based on $0.50 per share, the price at which the options may be exercised. The fee with respect to 278,000 shares is based on $12.00, the average of the high and low sale prices on December 7, 1999 of the Registrant's Common Stock as reported on the American Stock Exchange.

 (2) Previously paid in connection with the Form S-8 Registration Statement, filed with the Securities and Exchange Commission on December 10, 1999, Registration No. 333-92471

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.          EXHIBITS.

Exhibit Number            Description of Exhibit
--------------            ----------------------
4.1                       Medical Advisory Systems, Inc. Amended and Restated
                          Employee and Director Stock Option Plan (filed
                          herewith)

5.1 Opinion of Baker & Hostetler LLP as to legality of the Common Stock and interests in the Plan being registered*

23.1                      Consent of Stefanou & Company, LLP*

23.2 Consent of Baker & Hostetler LLP (included in Opinion filed as Exhibit 5 hereto)*

24.1                      Powers of Attorney*

* previously filed

                                   SIGNATURES

                 The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Owings, State of Maryland, on this 12th day of January, 2000.

                                         MEDICAL ADVISORY SYSTEMS, INC.

                                         By:      /s/ Ronald W. Pickett
                                                  ----------------------
                                                  Ronald W. Pickett
                                                  President

                                 EXHIBIT INDEX

Exhibit Number            Description of Exhibit
--------------            ----------------------
4.1                       Medical Advisory Systems, Inc. Amended and Restated
                          Employee and Director Stock Option Plan (filed
                          herewith)

5.1 Opinion of Baker & Hostetler LLP as to legality of the Common Stock and interests in the Plan being registered*

23.1                      Consent of Stefanou & Company, LLP*

23.2 Consent of Baker & Hostetler LLP (included in Opinion filed as Exhibit 5 hereto)*

24.1                      Powers of Attorney*



* previously filed